Exhibit 10.120



                          AMENDED EMPLOYMENT AGREEMENT

                  This AMENDED EMPLOYMENT AGREEMENT, dated as of May 31, 2000, is by and between WAYNE T. HOCKMEYER (the "Executive") and MEDIMMUNE, INC., a Delaware corporation (the "Company").

                  WHEREAS, the Executive has entered into an employment agreement with the Employer, dated as of November 1, 1998 (the "1998 Employment Agreement"), which provides that the Executive will serve the Company as its Chairman and Chief Executive Officer;

                  WHEREAS, at a date to be determined by the Executive within the next 12 months (the "Transition Date"), the Executive will elect to cease functioning as the Chief Executive Officer of the Company and will so notify the Company's Board of Directors (the "Board"), but will thereafter continue to be employed by the Company as its Chairman of the Board and as its Chairman of the executive committee of the Board (the "Executive Committee") for a period of three years following the Transition Date, subject to earlier termination as set forth below; and

                  WHEREAS, the Company and the Executive wish to set forth in this Amended Employment Agreement the terms and conditions upon which the Executive shall be employed by the Company as its Chairman of the Board and Chairman of the Executive Committee for such three-year period.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties do hereby agree that, effective as of the Transition Date, the Executive will cease functioning as the Chief Executive Officer of the Company, the 1998 Employment Agreement will be terminated with no further force or effect, this Amended Employment Agreement shall become effective and the Executive shall commence employment solely as the Chairman of the Board and Chairman of the Executive Committee of the Company on the following terms and conditions:

1. Employment. The Company employs the Executive, and the Executive accepts employment by the Company, upon the terms and conditions hereinafter set forth.

2. Term. Subject to the provisions for earlier termination as herein provided, the employment of the Executive hereunder will be for the period commencing on the Transition Date and ending on the third anniversary of such date. The period of the Executive's employment under this Agreement, as it may be terminated or extended from time to time as provided herein, is referred to hereafter as the "Employment Period."

3. Duties and Responsibilities. The Executive will be employed by the Company as its Chairman of the Board and Chairman of the Executive Committee. The Executive shall be an officer of the Company and shall be responsible for (i) convening meetings of the Board and/or its executive committee, at such times as the Executive deems appropriate, and to establish the agendas for and to conduct such meetings, (ii) working in conjunction with the Chief Executive Officer of the Company to set the Company's strategic objectives, subject to approval of the Board, and to assess strategic corporate opportunities and (iii) representing the Company on matters of public policy and public affairs, including representation at industry-level associations and conferences, and to represent the interests of the Company and its stockholders on political issues, all in consultation with the Chief Executive Officer of the Company.

4. Time to be Devoted to Employment. Except for vacation in accordance with the Company's policy in effect from time to time and absences due to temporary illness, the Executive shall devote significant time, attention and energy during the Employment Period to the business of the Company, with the amount of such time being determined by the Executive in consultation with the Chief Executive Officer of the Company. During the Employment Period, the Executive will not be engaged in any other business activity which, in the reasonable judgment of the Chief Executive Officer or the Board, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage, it being understood that serving on the board of directors of companies that are not direct competitors with the Company does not create such a conflict.

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5. Compensation;  Reimbursement. (a) Base Salary. From the Transition Date until the first anniversary of the Transition Date, the Company (or, at the Company's option, any subsidiary or affiliate thereof) will pay to the Executive an annual base salary of $650,000, payable semi-monthly. Following the first anniversary of the Transition Date, the Company (or, at the Company's option, any subsidiary or affiliate thereof) will pay to the Executive an annual base salary of $1,000,000, payable semi-monthly. (b) Bonus. For the calendar year 2000, the Executive shall be eligible to receive a cash bonus as determined by the Compensation Committee of the Board (the "Compensation Committee"). Thereafter, it is not anticipated that the Executive would receive a bonus. (c) Benefits. In addition to the salary and cash bonus referred to above, the Executive shall be entitled during the Employment Period to participate in such employee benefit plans or programs of the Company, and shall be entitled to such other fringe benefits, as are from time to time made available by the Company generally to its senior officers. Except to the extent provided in the next paragraph, the Executive acknowledges and agrees that the Company does not guarantee the adoption or continuance of any particular employee benefit plan or program or other fringe benefit during the Employment Period, and participation by the Executive in any such plan or program shall be subject to the rules and regulations applicable thereto.

                  As the founder of the Company, the Executive shall be entitled to lifetime continuation of Company-provided medical and dental benefits coverage for himself and his eligible dependants with such coverage to be provided at the same level and subject to the same terms and conditions (including, without limitation, any applicable co-pay obligations) as in effect from time to time for officers of the Company generally. Such coverage shall remain in effect for the lifetime of the Executive and for each of his eligible dependants and shall not be affected by any termination of his employment relationship with the Company at any time for any reason. The foregoing coverage shall be secondary to any Medicare coverage that the Executive or his dependants become eligible to receive. The Company may provide the foregoing coverage outside the terms of the applicable benefits plan for employees, provided that coverage for the Executive is identical and the tax consequences to the Executive are neutral.

(d) Expenses. The Company will reimburse the Executive, in accordance with the practices in effect from time to time for other officers or staff personnel of the Company, for all reasonable and necessary traveling expenses and other disbursements incurred by the Executive for or on behalf of the Company in the performance of the Executive's duties hereunder, upon presentation by the Executive to the Company of appropriate vouchers.

6. Death; Disability. If the Executive dies or is incapacitated or disabled by accident, sickness or otherwise, so as to render the Executive mentally or physically incapable of performing the services required to be performed by the Executive under this Agreement for a period that would entitle the Executive to qualify for long-term disability benefits under the Company's then-current long-term disability insurance program or, in the absence of such a program, for a period of 90 consecutive days or longer (such condition being herein referred to as a "Disability"), then (i) in the case of the Executive's death, the Executive's employment shall be deemed to terminate on the date of the Executive's death or (ii) in the case of a Disability, the Company, at its option, may terminate the employment of the Executive under this Agreement immediately upon giving the Executive notice to that effect. Disability shall be determined by the Board or the Board's designee. In the case of a Disability, until the Company shall have terminated the Executive's employment hereunder in accordance with the foregoing, the Executive shall be entitled to receive compensation provided for herein notwithstanding any such physical or mental disability.

7. Termination For Cause. The Company may, with the approval of a majority of the Board, terminate the employment of the Executive hereunder at any time during the Employment Period for "cause" (such termination being hereinafter called a "Termination for Cause") by giving the Executive notice of such termination, upon the giving of which such termination will take effect immediately. For purposes of this Agreement, "cause" means (i) the Executive's willful and substantial misconduct, (ii) the Executive's repeated, after written notice from the Company, neglect of duties or failure to act which can reasonably be expected to affect materially and adversely the business or affairs of the Company or any subsidiary or affiliate thereof, (iii) the Executive's material breach of any of the agreements contained in Sections 13, 14 or 15 hereof, (iv) the commission by the Executive of any material fraudulent act with respect to the business and affairs of the Company or any subsidiary or affiliate thereof or (v) the Executive's conviction of (or plea of nolo contendere to) a crime constituting a felony.

8. Termination Without Cause. The Company may terminate the employment of the Executive hereunder at any time without "cause" (such termination being hereinafter called a "Termination Without Cause") by giving the Executive notice of such termination, upon the giving of which such termination will take effect not later than 30 days from the date such notice is given.

9. Voluntary Termination. Any termination of the employment of the Executive hereunder, otherwise than as a result of death or Disability, a Termination For Cause, a Termination Without Cause or a termination for Good Reason (as defined below) following a Change in Control (as defined below), will be deemed to be a "Voluntary Termination." A Voluntary Termination will be deemed to be effective immediately upon such termination.
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10. Effect of Termination of Employment. (a) Voluntary Termination;  Termination
For Cause. Upon the termination of the Executive's employment hereunder pursuant to a Voluntary Termination or a Termination For Cause, neither the Executive nor the Executive's beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) the unpaid portion of the base salary provided for in Section 5(a) hereof, computed on a pro rata basis to the date of termination, (ii) payment of his accrued but unpaid rights in accordance with the terms of any incentive compensation, stock option, retirement, employee welfare or other employee benefit plans or programs of the Company in which the Executive is then participating in accordance with Sections 5(b) and 5(c) hereof, (iii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 5(d) hereof, and (iv) continuation of his rights in accordance with the second paragraph of Section 5(c) hereof.
(b)  Termination   Without  Cause.  Upon  the  termination  of  the  Executive's employment as a Termination Without Cause, neither the Executive nor the Executive's beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) the payments and other rights provided for in Section 10(a) hereof and (ii) severance payments in the form of semi-monthly payment of the Executive's base salary (as in effect immediately prior to such termination) and of the Pro-Rata Bonus Amount (as defined below) for a period of 24 months following the effective date of such termination. For the purposes of this Agreement, "Pro-Rata Bonus Amount" shall mean one-twenty-fourth (1/24th) of the greater of
(a) the most recent annual cash bonus paid to the Executive prior to the date of his termination, or (b) the average of the three most recent annual cash bonuses paid to the Executive prior to the date of his termination.

(c) Death and Disability. Upon the termination of the Executive's employment hereunder as a result of death or Disability, neither the Executive nor the Executive's beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) the payments and other rights provided for in Section 10(a) hereof and (ii) a lump-sum payment, within 15 days after the effective date of such termination, equal to the aggregate amount of the Executive's base salary as in effect immediately prior to such termination that would be payable over a period of 12 months following the effective date of such termination.

(d) Forfeiture of Rights. In the event that, subsequent to termination of employment hereunder, the Executive (i) breaches any of the provisions of
Section 13, 14 or 15 hereof or (ii) directly or indirectly makes or facilitates the making of any adverse public statements or disclosures with respect to the business or securities of the Company, all payments and benefits to which the Executive may otherwise have been entitled pursuant to Section 10(a), 10(b) or 11 hereof shall immediately terminate and be forfeited, and any portion of such amounts as may have been paid to the Executive shall forthwith be returned to the Company.

11. Change in Control Provisions.

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(a) Effect of Change in Control.  In the event of a Change in Control during the
Employment  Period,  all options held by the Executive to purchase shares of the
Company's  stock  that  are  not  then  vested  and  exercisable   shall  become
immediately and fully vested and exercisable as of the effective date of the Change in Control.

(b) Effect of Termination Following Change in Control. In the event of a Change in Control during the Employment Period and a subsequent termination of the Executive's employment, either by the Company as a Termination Without Cause or by the Executive for Good Reason, whether or not such termination is during the Employment Period, the Executive shall be entitled to receive (i) the payments and other rights provided in Section 10(a) hereof and (ii) a severance payment in the form a cash lump sum, which shall be paid within 15 days of the date of termination, equal to the sum of the Executive's semi-monthly base salary (as in effect immediately prior to such termination) and the Pro-Rata Bonus Amount (as determined under Section 10(b) above) multiplied by 48 (i.e., that would have been payable on a semi-monthly basis during the 24 months following such termination), but discounted to present value from the dates such payments would be made if paid on a semi-monthly basis for such 24-month period, based on the 100% short-term Applicable Federal Rate (compounded annually) under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code") as in effect at the time of payment. In addition, upon any such Termination Without Cause or for Good Reason that occurs within six months following the effective date of a Change in Control, the Executive shall retain the right to exercise any options to purchase shares of the Company's stock until the earlier of (a) 36 months following the date of such termination or (b) the expiration of the original full term of each such option.

(c) Definition of Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon:
     (i) an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
         "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company ("Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

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(ii)     a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

(iii) the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or
         (B) other securities (of either the Company or another company) or cash or other property;

(iv) the approval by stockholders of the Company of the issuance of shares of Common Stock in connection with a merger, consolidation, reorganization or similar corporate transaction in an amount in excess of 40% of the number of shares of Common Stock outstanding immediately prior to the consummation of such transaction;

(v) the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or
(vi) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

(d) Good Reason Following Change in Control. For purposes of this Agreement, termination for "Good Reason" shall mean termination by the Executive of his employment with the Company, within six months immediately following a Change in Control, based on:

(i) any diminution in the Executive's position, title, responsibilities or authority from those in effect immediately prior to such Change in Control; or
(ii) the breach by the Company of any of its material obligations under this Agreement.

12.      Parachute Tax Indemnity

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(a) If it shall be determined  that any amount paid,  distributed  or treated as paid or distributed by the Company to or for the Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 12) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon all the Payments.

(b) All determinations required to be made under this Section 12, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne by the Company. Any Gross-Up Payment, as determined pursuant to this Section 12, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to this Section 12 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the Executive's benefit.

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(c) The  Executive  shall  notify  the  Company  in  writing of any claim by the
Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later then ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim,
(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii) cooperate with the Company in good faith in order to effectively contest such claim, and
(iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limitation on the foregoing provisions of this Section 12, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto)imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
(d) If, after the Executive's receipt of an amount advanced by the Company pursuant to this Section 12, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of this Section 12) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the Executive's receipt of an amount advanced by the Company pursuant to this Section 12, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid. (e) The foregoing provisions of this Section 12 are intended to supersede the provisions of Section 7(d) of the Company's 1991 Stock Option Plan as applied to the Executive.

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13.  Disclosure of  Information.  The Executive  will not, at any time during or after the Employment Period,  disclose to any person, firm, corporation or other
business  entity,  except  as  required  by  law,  any  non-public   information
concerning the business, products, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever, nor will the Executive make use of any of such non-public information for personal purposes or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof.

14. Restrictive Covenant(a) . (a) The Executive hereby acknowledges and recognizes that, during the Employment Period, the Executive will be privy to trade secrets and confidential proprietary information critical to the Company's business and the Executive further acknowledges and recognizes that the Company would find it extremely difficult or impossible to replace the Executive and, accordingly, the Executive agrees that, in consideration of the benefits to be received by the Executive hereunder, the Executive will not, from and after the date hereof until the first anniversary of the termination of the Employment Period (or six months after the termination of the Employment Period if such termination is as a result of a termination for Good Reason following a Change in Control), (i) directly or indirectly engage in the development, production, marketing or sale of products that compete (or, upon commercialization, would compete) with products of the Company being developed (so long as such development has not been abandoned), marketed or sold at the time of the Executive's termination (such business or activity being hereinafter called a "Competing Business") whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i), or (iii) induce other employees of the Company or any subsidiary thereof to terminate their employment with the Company or any subsidiary thereof or engage in any Competing Business. Notwithstanding the foregoing, the term "Competing Business" shall not include any business or activity that was not conducted by the Company prior to the effective date of a Change in Control.

(b) The Executive understands that the foregoing restrictions may limit the ability of the Executive to earn a livelihood in a business similar to the business of the Company, but nevertheless believes that the Executive has received and will receive sufficient consideration and other benefits, as an employee of the Company and as otherwise provided hereunder, to justify such restrictions which, in any event (given the education, skills and ability of the Executive), the Executive believes would not prevent the Executive from earning a living.

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15. Company Right to Inventions. The Executive will promptly disclose, grant and assign to the Company, for its sole use and benefit, any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company which the Executive may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith:

(i) the Executive shall, without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

(ii) the Executive shall render to the Company, at its expense (including a reasonable payment for the time involved in case the Executive is not then in its employ), all such assistance as it may require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

16. Enforcement. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein.

17. Remedies; Survival(a) . (a) The Executive acknowledges and understands that the provisions of the covenants contained in Sections 13, 14 and 15 hereof, the violation of which cannot be accurately compensated for in damages by an action at law, are of crucial importance to the Company, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Executive of the provisions of Section 13, 14 or 15 hereof, the Company will be entitled to an injunction restraining the Executive from such breach. Nothing herein contained will be construed as prohibiting the Company from pursuing any other remedies available for any breach or threatened breach of this Agreement.

(b) Notwithstanding anything contained in this Agreement to the contrary, the provisions of the second paragraph of Section 5(c) hereof and of Sections 10(b), 13, 14, 15, 16 and 17 hereof will survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

18. Notices. Notices and other communications hereunder will be in writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

if to the Executive:                8233 Burning Tree Road
                                    Bethesda, MD  20817

and if to the Company:              MedImmune, Inc.
                                    35 West Watkins Mill Road
                                    Gaithersburg, Maryland  20878
                                    Attention:  Chief Executive Officer

with a copy to:                     Frederick W. Kanner, Esq.
                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, NY 10019

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery, if personally delivered; on the business day after the date when sent, if sent by air courier; and on the third business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 18 or in accordance with the latest unrevoked direction from such party.

19. Binding Agreement; Benefit. The provisions of this Agreement will be binding
upon,  and  will  inure  to  the  benefit  of,  the  respective   heirs,   legal
representatives and successors of the parties hereto.

20. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

21. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party

22. Entire Agreement; Amendments. This Agreement (including Annex A) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

23. Headings. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

24. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

25. Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, that the provisions hereof (including, without limitation, Sections 13, 14 and 15) will inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EXECUTIVE                              MEDIMMUNE, INC.



/s/ Wayne T. Hockmeyer              By:/s/ David M. Mott
 ----------------------------          -------------------------------
Wayne T. Hockmeyer                     David M. Mott
                                       Vice Chairman and Chief Financial Officer

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